UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian St., Suite 310 Carmel, Indiana 46032
(Address of principal executive offices, including zip code)

(317) 210-9311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2018, Assembly Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Leerink Partners LLC and William Blair & Company, L.L.C., as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), in connection with the issuance and sale of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $36.00 per share (the “Offering”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 600,000 additional shares of Common Stock on the same terms, and the Underwriters exercised the option in full on July 12, 2018 (the “Option Exercise”). The Company received net proceeds of approximately $155.4 million from the Offering and the Option Exercise, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering.

The Offering was made pursuant to (i) an effective Registration Statement on Form S-3 (File No. 333-208806) filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2015, including a related base prospectus dated January 19, 2016, (ii) an effective Registration Statement on Form S-3 (File No. 333-222366) filed with the SEC on December 29, 2017, including a related base prospectus dated January 10, 2018, and (ii) a related prospectus supplement dated July 11, 2018 and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The closing of the sale of the shares contemplated by the Underwriting Agreement occurred on July 16, 2018.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 hereto and is incorporated herein by reference.

The Company issued press releases on July 10, 2018, July 11, 2018 and July 16, 2018 announcing the commencement of the Offering, the pricing of the Offering and the closing of the Offering, respectively, which press releases are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 11, 2018, among Assembly Biosciences, Inc., Jefferies LLC, Leerink Partners LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named on Schedule 1.
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1	Press release dated July 10, 2018.
99.2	Press release dated July 11, 2018.
99.3	Press release dated July 16, 2018.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 11, 2018, among Assembly Biosciences, Inc., Jefferies LLC, Leerink Partners LLC and William Blair & Company, L.L.C., as representatives of the several underwriters named on Schedule 1.
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1	Press release dated July 10, 2018.
99.2	Press release dated July 11, 2018.
99.3	Press release dated July 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2018	Assembly Biosciences, Inc.

	By:	/s/ Derek A. Small
Derek A. Small
President and Chief Executive Officer